UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 13, 2010

CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of principal executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable
 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e)

On September 8, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Celanese Corporation (the “Company”) approved the Company’s annual long-term incentive equity awards consisting of (i) awards of performance-vesting restricted stock units (“Performance RSUs”) to all of the Company’s executive officers and certain other key employees (each, a “Participant”), (ii) awards of time-vesting restricted stock units (“Time RSUs”) to all of the Participants except the Company’s Chief Executive Officer, and (iii) non-qualified options to purchase shares of the Company’s class a common stock (“Stock Options”) to certain of the Participants. The Performance RSUs, Time RSUs and the Stock Options were granted under the Company’s 2009 Global Incentive Plan. The Committee approved awards to the Company’s named executive officers in the following amounts:

	Number of
	Performance RSUs	Number of	Number of
Named Executive Officer1	at Target	Time RSUs	Stock Options

David N. Weidman	96,600	–	68,495
Steven M. Sterin	12,520	6,260	13,320
Douglas M. Madden	21,465	10,735	22,835
Gjon N. Nivica, Jr.	7,155	3,580	7,610

_________________________________________________
1 Sandra Beach Lin, a named executive officer, received no long term awards as a result of her separation from service in August 2010.

Including the above awards, the Committee approved an aggregate of 320,500 Performance RSUs at target, 231,270 Time RSUs and 154,125 Stock Options as the annual long-term equity awards to all Participants.

Performance-Vesting Restricted Stock Units
     In connection with the approval noted above, the Company will enter into a Performance-Vesting Restricted Stock Unit Award Agreement (in the form filed herewith, the “Performance RSU Agreement”) with each of the Participants. The percentage of the target number of Performance RSUs awarded that may vest on October 1, 2013 is subject to the achievement of specified levels of (i) Operating EBITDA during the 2011 and 2012 fiscal years and (ii) “Total Shareholder Return” as compared to peer companies during the period that commenced October 1, 2010 and that will be completed on September 30, 2013, and is set forth in the following schedule:

		Relative TSR Achieved
		Below Threshold	Target	Stretch
Operating EBITDA Achieved	Below Threshold	0%	0%	0%
	Threshold	25%	50%	75%
	Target	50%	100%	150%
	Stretch	75%	150%	225%

For any Performance RSUs that become vested, after adjustment for the achievement of the performance goals outlined above, a portion (25% for the CEO and 55% for the other named executive officers) shall be immediately deliverable to the Participant and the remaining portion (i.e., 75% for the CEO and 45% for the other named executive officers) shall be subject to an additional holding period requirement.  The Performance RSUs subject to a holding period requirement shall be deliverable to the Participant on the seventh anniversary of the grant date, or earlier upon the Participant’s death or disability or the Company’s change in control.  If during the holding period the Participant’s employment is terminated by the Company for cause (as defined in the award agreement) or the Participant breaches the Participant’s clawback agreement with the Company, the Performance RSUs subject to the holding period requirement shall be forfeited and cancelled without consideration.

Upon the termination of a Participant’s employment with the Company by reason of death or disability before October 1, 2013, Performance RSUs in an amount equal to (i) the target number of Performance RSUs granted multiplied by (ii) a fraction, the numerator of which is the number of full months between October 1, 2010 and the date of such termination, and the denominator of which is thirty-six, such product to be rounded up to the nearest whole number (the “Prorated Amount”), shall immediately vest and become deliverable to the Participant within thirty days. Upon the termination of a Participant’s employment with the Company without cause before October 1, 2013, Performance RSUs in an amount equal to the Prorated Amount, subject to adjustment for the achievement of the performance goals outlined above, shall vest and become deliverable to the Participant at the end of the holding period described above. Upon the termination of a Participant’s employment with the Company for any other reason, the Performance RSU award shall be forfeited and cancelled without consideration.

If a Participant’s employment with the Company is terminated without cause within two years following a change in control, the target number of Performance RSUs will immediately vest and become payable to the Participant within 30 days of such termination. If the Performance RSU award is not assumed by the Participant’s new employer in connection with a change in control, or a substitute award is not made, the target number of Performance RSUs will fully vest upon the change in control, and shall be paid to the Participant within 30 days after the change in control occurs.

Prior to October 1, 2013, Performance RSUs shall not receive any dividend equivalents.  After that date, any Performance RSUs subject to the holding period requirement described above shall receive dividend equivalents accumulated as cash and payable at the end of the holding period without interest.

The description of the Performance-Vesting RSU Agreement contained herein is qualified in its entirety by reference to the form of Performance-Vesting Restricted Stock Unit Award Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Time-Vesting Restricted Stock Units
 In connection with the approval noted above, the Company will enter into a Time-Vesting Restricted Stock Unit Award Agreement (in the form filed herewith, the “Time RSU Agreement”) with each of the Participants entitled to receive Time RSUs. Each award of Time RSUs will vest 30% on October 1, 2011, 30% on October 1, 2012 and 40% on October 1, 2013.

For any Time RSUs that become vested on a vesting date, a portion (55%) shall be immediately deliverable to the Participant and the remaining portion (i.e., 45%) shall be subject to an additional holding period requirement.  The Time RSUs subject to a holding period requirement shall be deliverable to the Participant on the seventh anniversary of the grant date, or earlier upon the Participant’s death or disability or the Company’s change in control.  If during the holding period the Participant’s employment is terminated by the Company for cause or the Participant breaches the Participant’s clawback agreement with the Company, the Time RSUs subject to the holding period requirement shall be forfeited and cancelled without consideration.

     Upon the termination of a Participant’s employment with the Company by reason of death or disability or by the Company without cause, a pro rata portion of the Time RSUs, based on the portion of the applicable vesting period completed through the date of termination and rounded up to the nearest whole number (the “Prorated Amount”), shall become vested.  In case of death or disability, such Prorated Amount shall be deliverable to the Participant following the applicable vesting date.  In case of termination by the Company without cause, a portion of the Prorated Amount shall be deliverable to the Participant following the applicable vesting date and a portion shall be deliverable to the Participant at the end of the holding period, all in accordance with the holding period requirements described above.  Upon the termination of a Participant’s employment with the Company for any other reason, any unvested portion of the Time RSU award shall be forfeited and cancelled without consideration.

 If a Participant’s employment with the Company is terminated without cause within two years following a change in control, the Time RSUs will immediately vest and become payable to the Participant within 30 days of such termination. If the Time RSU award is not assumed by the Participant’s new employer in connection with a change in control, or a substitute award is not made, the Time RSUs will fully vest upon the change in control, and shall be paid to the Participant within 30 days after the change in control occurs.

Prior to each vesting date, Time RSUs shall not receive any dividend equivalents.  After each such date, any Time RSUs subject to the holding period requirement described above shall receive dividend equivalents accumulated as cash and payable at the end of the holding period without interest.

     The description of the Time RSU Agreement contained herein is qualified in its entirety by reference to the form of Time-Vesting Restricted Stock Unit Award Agreement that is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Stock Options
 In connection with the approval noted above, the Company will enter into a Nonqualified Stock Option Award Agreement (in the form filed herewith, the “Stock Option Agreement”) with each of the Participants entitled to receive Stock Options.  Each award of Stock Options will vest 25% on October 1, 2011, October 1, 2012, October 1, 2013, and October 1, 2014, and will expire on October 1, 2017. The exercise price for the Stock Option will be the average of the high and low trading prices of the Company's common stock on October 1, 2010 in accordance with the terms of the 2009 Global Incentive Plan.

     Upon the termination of a Participant’s employment with the Company by reason of death or disability or by the Company without cause, a pro rata portion of the Stock Option, based on the portion of the applicable vesting period completed through the date of termination and rounded up to the nearest whole number, shall become vested and exercisable and (together with any vested but unexercised portion of the award) remain exercisable for a period of one year after termination of employment (not to exceed the original expiration date).  In case of voluntary resignation by the Participant, any unvested portion of the Stock Option award shall be forfeited and cancelled without consideration, and any vested but unexercised portion shall remain exercisable for a period of 90 days after termination of employment (not to exceed the original expiration date). Upon the termination of a Participant’s employment with the Company for cause, the entire unexercised Stock Option, whether vested or unvested, shall be forfeited and cancelled without consideration.

 If a Participant’s employment with the Company is terminated without cause within two years following a change in control, the unvested Stock Options will immediately vest and become exercisable, and shall remain exercisable for a period to be established by the Committee (not to exceed the original expiration date). If the Stock Option award is not assumed by the Participant’s new employer in connection with a change in control, or a substitute award is not made, the Stock Options will fully vest upon the change in control, and shall remain exercisable for a period to be established by the Committee (not to exceed the original expiration date).

When the Stock Option is exercised, the Participant must hold for an additional one year the net shares received after covering the exercise price, taxes and any transaction costs. This hold period ends earlier upon the Participant’s death or disability or the Company’s change in control.  If the Participant’s employment is terminated by the Company for cause during the holding period, any shares subject to the holding period requirement shall be forfeited and cancelled without consideration.

     The description of the Stock Option Agreement contained herein is qualified in its entirety by reference to the form of Nonqualified Stock Option Award Agreement that is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit   Description

10.1	Form of Performance-Vesting Restricted Stock Unit Award Agreement

10.2	Form of Time-Vesting Restricted Stock Unit Award Agreement

10.3	Form of Nonqualified Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: September 13, 2010

EXHIBIT INDEX

Exhibit	Description	Filed or Incorporated

10.1	Form of Performance-Vesting Restricted Stock Unit Award Agreement	Filed herewith

10.2	Form of Time-Vesting Restricted Stock Unit Award Agreement	Filed herewith

10.3	Form of Nonqualified Stock Option Award Agreement	Filed herewith